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Exhibit 10.1

AMENDMENT NO. 1 TO JOINT VENTURE AGREEMENT

        This Amendment No. 1 to Joint Venture Agreement ("Amendment No. 1") amends the Joint Venture Agreement, dated as of December 20, 2007, by and among Molson Coors Brewing Company, Coors Brewing Company, SABMiller plc, Miller Brewing Company and (upon its execution of a joinder to the Joint Venture Agreement) MillerCoors LLC (the "Joint Venture Agreement"). Terms used herein and not otherwise defined herein have the meanings set forth in the Joint Venture Agreement.

        The parties hereby agree to amend the Joint Venture Agreement as follows:

  1.
  Section 1.01(b) of the Joint Venture Agreement is amended by adding the following reference:

    "Interim Operating Agreement 2.02"

  2.
  Section 2.01 of the Joint Venture Agreement is hereby amended to read in its entirety as follows:

    "Organization of the Company. On or prior to the Closing Date, the Shareholders shall cause the Company to be formed as a Delaware limited liability company by filing a certificate of formation with the Secretary of State of the State of Delaware in the form agreed by the Shareholders and by their execution of the Interim Operating Agreement. After the formation of the Company and on or prior to the Closing Date, the Shareholders shall cause the Company to execute a joinder to this Agreement as a Party hereto in the form agreed by the Shareholders (the "Joinder")."

  3.
  Section 2.02 of the Joint Venture Agreement is hereby amended to read in its entirety as follows:

    "Operating Agreement. Concurrently with the formation of the Company, the Shareholders shall execute and deliver a limited liability company operating agreement to be agreed upon by the Shareholders and which shall govern the affairs of the Company and the conduct of the Company's business until such agreement is replaced by the Operating Agreement on the Closing Date (the "Interim Operating Agreement"). On the Closing Date, the Shareholders shall execute and deliver the amended and restated limited liability company operating agreement governing the affairs of the Company and the conduct of the Company's business substantially in the form attached hereto as Attachment I (the "Operating Agreement")."

  4.
  Section 2.04 of the Joint Venture Agreement is hereby amended to read in its entirety as follows:

    "Shareholders. Upon the formation of the Company, the Company shall have authorized capital consisting of 1,000,000 Shares, consisting of 840,000 Class A Shares and 160,000 Class B Shares, and no preferred shares. Upon the formation of the Company, Miller was issued 16 Class B Shares, while Miller and CBC were each issued 42 Class A Shares. At the Closing, the Company will issue 159,984 Class B Shares to Miller and 419,958 Class A Shares to each of Miller and CBC so that, immediately after the Closing, Miller will own all 160,000 Class B Shares, while Miller and CBC will each own 420,000 Class A Shares. Miller's 160,000 Class B Shares and 420,000 Class A Shares are collectively referred to herein as the "Miller Interests," and CBC's 420,000 Class A Shares are referred to herein as the "CBC Interests." As set forth more fully in the Operating Agreement, the Class B Shares and the Class A Shares will have the same rights and preferences in all respects except that the Class B Shares shall not have voting rights or privileges."

  5.
  Section 2.07 of the Joint Venture Agreement is hereby amended to read in its entirety as follows:

    "Term. The term of the Company shall be perpetual unless earlier terminated in accordance with the provisions of the Interim Operating Agreement or the Operating Agreement."

  6.
  Section 2.10(i) of the Joint Venture Agreement is hereby amended to read in its entirety as follows:

    "No payment by Miller or CBC to the Company pursuant to this Section 2.10 shall entitle either Miller or CBC to any additional interest in the Company by virtue thereof beyond the Miller Interests and the CBC Interests issued to them, respectively, pursuant to this Agreement, the Interim Operating Agreement and the Operating Agreement."

  7.
  Section 3.01(a) of the Joint Venture Agreement is hereby amended to read in its entirety as follows:

    "MCBC and CBC shall make and shall cause their respective Subsidiaries to make the Molson Coors Contributions in exchange for the issue of the CBC Interests to CBC (less the Shares issued to CBC on the formation of the Company pursuant to the Interim Operating Agreement);"

  8.
  Section 3.01(a) of the Joint Venture Agreement is hereby amended to read in its entirety as follows:

    "Miller shall make, and SABMiller and Miller shall cause the Miller Group Companies to make, the Miller Contributions in exchange for the issue of the Miller Interests to Miller (less the Shares issued to Miller on the formation of the Company pursuant to the Interim Operating Agreement); and"

        This Amendment No. 1 shall be governed by and construed and take effect in accordance with the Laws of the State of Delaware, without giving effect to any choice of law or conflict of laws rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

        This Amendment No. 1 may be signed in any number of counterparts, each of which shall be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment No. 1 shall become effective when each Party shall have received counterparts hereof signed by the other Parties.

        IN WITNESS WHEREOF, the Parties have executed and delivered this Amendment No. 1 as of the 4th day of April, 2008.

MOLSON COORS BREWING COMPANY
By:	/s/ SAMUEL D. WALKER
Name:	Samuel D. Walker
Title:	Chief Legal Officer and Secretary
COORS BREWING COMPANY
By:	/s/ SAMUEL D. WALKER
Name:	Samuel D. Walker
Title:	Director
SABMILLER PLC
By:	/s/ JOHN DAVIDSON
Name:	John Davidson
Title:	General Counsel and Company Secretary
MILLER BREWING COMPANY
By:	/s/ MICHAEL T. JONES
Name:	Michael T. Jones
Title:	Senior Vice President—General Counsel and Secretary

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AMENDMENT NO. 1 TO JOINT VENTURE AGREEMENT